[GRAPHIC OMITTED]


                                  SUBSIDIARIES


         1.       MicroAge Computer Centers, Inc. Subsidiaries:

                  A.       MCSA, Inc., a Delaware corporation

                  B.       MCSZ, Inc., a Delaware corporation

                  C.       ConnectWorks, Inc., a Delaware corporation

                           Subsidiary:

                           1.       Phoenix   Connections,   Inc.,   a  Delaware
                                    corporation

                  D.       153000 Canada Limited, a Canadian corporation

         2.       MicroAge Solutions, Inc., a Delaware corporation Subsidiaries:

                  A.       MCSJ, Inc., a Delaware corporation

                  B.       MCSP, Inc., a Delaware corporation

                  C.       MCSQ, Inc., a Delaware corporation

                  D.       MCSR, Inc., a Delaware corporation

                  E.       MCSS, Inc., a Delaware corporation

                  F.       MCST, Inc., a Delaware corporation
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                  G.       MCSY, Inc., a Delaware corporation

                  H.       MCSX, Inc., a Delaware corporation

         3.       Advanced Information Services, Inc., an Alaska corporation

                  A.       Margre, Inc., an Oregon corporation

                  B.       Plus Fours, Inc., an Alaska corporation

                  C.       Integrated   Solutions   Incorporated,    an   Alaska
                           corporation

                  D.       WASH Data, Inc., an Alaska corporation

                  E.       N Corporation, an Alaska corporation

                  F.       CAL Data, Inc., an Alaska corporation

         4.       Gaines Computer Service, Inc., a New York corporation

         5.       Microretailing, Inc., a Florida corporation

         6.       Cass Marketing Services, Inc., a California corporation

         7.       Access MicroSystems, Inc., a California corporation

         8.       Pride Technologies Incorporated, a New Jersey corporation

         9.       KNB Incorporated, a Pennsylvania corporation

         10.      Advanced Systems Consultants, Inc.. an Arizona corporation

         11.      Complete Distribution, Inc., a Delaware corporation

         12.      ECadvantage, Inc., a Delaware corporation

         13.      PCClearance, Inc., a Delaware corporation

         14.      MicroAge Logistics Services, Inc., a Delaware corporation

         15.      MicroAge Infosystems Services, Inc., a Delaware corporation
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         16.      MicroAge Technologies, Inc., a Delaware corporation

         17.      MicroSource Technologies, Inc., a Delaware corporation

         18.      MicroAge Enterprises, Inc., a Delaware corporation Subsidiary:

                  A.       Image Choice, Inc., a Delaware corporation

         19.      MIS Europe Ltd., Inc.,a United Kingdom corporation

         20.      MicroAge Government, Inc., a Delaware corporation

         21.      BMUS Corporation, a Delaware corporation

         22.      Intracom Marketing, Inc., a Delaware corporation

         23.      MicroAge International, Inc., a Delaware corporation

         24.      ECSource, Inc., a Delaware corporation

         25.      MicroAge Administration, Inc. a Delaware corporation

         26.      MicroAge Ventures, Inc., a Delaware corporation

         27.      MicroAge Infinity, Inc., a Delaware corporation

         28.      MicroAge Integration Management, Inc., a Delaware corporation

         29.      MicroAge Europe Limited, a United Kingdom corporation